Exhibit 10.16

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of December 28, 2011, is made by and among NPC International Holdings, Inc., a Delaware corporation (“Purchaser”), Merrill Lynch Global Private Equity, Inc. (“Sellers’ Representative”), and Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”). Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, Purchaser, NPC Acquisition Holdings, LLC, Sellers’ Representative and the other Sellers named therein are parties to that certain Purchase and Sale Agreement, dated as of November 6, 2011 (as may be amended or modified from time to time in accordance with its terms, the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement and as part of the transactions contemplated thereby, Purchaser and Sellers’ Representative have agreed to enter into this Escrow Agreement, and Purchaser has agreed to deposit the Escrow Amount (as defined below) with the Escrow Agent solely for the purposes set forth herein;

WHEREAS, the Escrow Agent has agreed to serve in the capacity described herein on the terms and subject to the conditions of this Escrow Agreement; and

WHEREAS, Purchaser and Sellers’ Representative acknowledge that the Escrow Agent is not a party to, is not bound by, and has no duties or obligations under, the Purchase Agreement, that all references in this Escrow Agreement to the Purchase Agreement are for convenience, and that the Escrow Agent shall have no implied duties beyond the express duties set forth in this Escrow Agreement.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent. Purchaser and Sellers’ Representative hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Establishment of Escrow Accounts.

(a) At the Closing, Purchaser shall deposit with the Escrow Agent by wire transfer in immediately available funds an aggregate amount of $4,000,000, which amount represents the Adjustment Escrow Amount as set forth in the Purchase Agreement. Such amount, together with any and all interest or other earnings or profit thereon, or proceeds therefrom (collectively, “Adjustment Escrow Interest”), from time to time held by the Escrow Agent pursuant to the terms hereof are referred to herein as the “Adjustment Escrow Funds.” The Escrow Agent hereby agrees to hold and invest the Adjustment Escrow Funds in a separate and distinct account (the “Adjustment Escrow Account”) as provided in this Agreement.

(b) At the Closing, Purchaser shall deposit with the Escrow Agent by wire transfer in immediately available funds an aggregate amount of $30,000,000, which amount represents the Indemnity Escrow Amount as set forth in the Purchase Agreement. Such amount, together with any and all interest or other earnings or profit thereon, or proceeds therefrom (collectively, “Indemnity Escrow Interest” and together with the Adjustment Escrow Interest, “Interest”) from time to time held by the

Escrow Agent pursuant to the terms hereof are referred to herein as the “Indemnity Escrow Funds” and, together with the Adjustment Escrow Funds, the “Escrow Funds.” The Escrow Agent hereby agrees to hold and invest the Indemnity Escrow Funds in a separate and distinct account (the “Indemnity Escrow Account” and, together with the Adjustment Escrow Account, the “Escrow Accounts”) as provided in this Agreement.

3. Permissible Investments of the Escrow Funds.

(a) The Escrow Agent shall record and hold the Escrow Funds in the applicable Escrow Account on the terms and subject to the conditions set forth herein. Solely upon receipt by the Escrow Agent of joint written instructions signed by both Purchaser and Sellers’ Representative, from time to time (a “Joint Notice”), the Escrow Agent shall invest and reinvest the Escrow Funds in Permitted Investments. “Permitted Investments” means (i) obligations of the United States government, (ii) certificates of deposit at commercial banks having combined capital and surplus of at least $100,000,000, (iii) commercial paper rated no lower than “A-1” by Standard & Poor Corp. or “P-1” by Moody’s Investment Service, Inc., (iv) money market accounts and/or money market mutual funds mutually acceptable to Purchaser and Sellers’ Representative, or (v) such other investments as may be determined jointly by Purchaser and Sellers’ Representative in their discretion. The Escrow Agent shall act upon investment instructions the day that such instructions are received; provided that the instructions are communicated within a reasonable amount of time to allow the Escrow Agent to make the specified investment. In absence of such written instructions, the Escrow Funds shall be invested in the Wells Fargo Bank Money Market Deposit Account (the “MMDA”) or such similar or successor fund or account offered by the Escrow Agent. The Permitted Investments are to be held in the custody of the Escrow Agent. The Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Funds consisting of investments to provide for payments required to be made under this Escrow Agreement. No party hereto shall be liable or responsible in any manner for any loss or depreciation resulting from any such investment or liquidation thereof or any costs in connection therewith, and all such losses and costs shall be borne by the Escrow Funds. Any Interest realized upon any such Permitted Investments is to be reinvested in the Escrow Account from which such Interest was earned.

(b) Purchaser and Sellers’ Representative recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in any Escrow Account or the purchase, sale, retention or other disposition of any investment. Interest and other earnings on investments shall be added to the Escrow Account from which such Interest was earned. The parties hereto shall furnish the Escrow Agent with a completed Internal Revenue Form W-9 upon execution and delivery of this Escrow Agreement.

(c) The Escrow Agent shall have no responsibility or liability for any diminution in value of any assets held hereunder which may result from any investment or reinvestment made in accordance with any provision which may be contained herein, except in the case of the gross negligence, or willful misconduct of the Escrow Agent. Amounts on deposit in the MMDA are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (“FDIC”), subject to applicable rules and regulations of the FDIC. The parties understand that deposits in the MMDA are not secured.

(d) The Escrow Agent is hereby authorized to execute purchases and sales of Permitted Investments, if any, through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to the parties hereto on a monthly basis reflecting activity in each Escrow Account for the preceding month. Although the parties hereto recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the parties hereto hereby agree that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered. No statement need be rendered for any Escrow Account if no activity occurred for such month.

(e) The parties hereto acknowledge and agree that the delivery of the Escrow Funds is subject to the sale and final settlement of Permitted Investments, if any. Proceeds of a sale of Permitted Investments will be delivered on the Business Day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for a same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the following Business Day.

4. Distribution and Release of the Escrow Funds. The Escrow Funds shall only be distributed and released in accordance with this Section 4.

(a) Post-Closing Adjustment. Upon the final determination of the Adjusted Purchase Price pursuant to Section 2.07 of the Purchase Agreement, Purchaser and Sellers’ Representative shall execute and deliver to the Escrow Agent a Joint Notice instructing the Escrow Agent to disburse (i) if Purchaser is entitled to payment of any amount of the Adjustment Escrow Funds from the Adjustment Escrow Account and, if required, of any amount of the Indemnity Escrow Funds from the Indemnity Escrow Account, pursuant to Section 2.07 of the Purchase Agreement, such amount(s) to Purchaser by wire transfer to the account designated by Purchaser, and (ii) the remaining amount of Adjustment Escrow Funds, if any, to Sellers’ Representative (on behalf of the Sellers) by wire transfer to the account designated by Sellers’ Representative. The Escrow Agent shall make such disbursement(s) in accordance with such Joint Notice.

(b) Indemnification Claims. If Purchaser makes an indemnification claim under the Purchase Agreement, at any time (or from time to time) on or prior to the twelve-month anniversary of the date hereof (the “Initial Release Date”) or, with respect to an indemnification claim under the Purchase Agreement related to the Specified Matter (a “Specified Matter Claim”), at any time (or from time to time) on or prior to the Specified Matter Release Date, and, in either case, delivers to the Escrow Agent (i) a written notice (an “Indemnification Notice”) setting forth the amount of such claim (to the extent the amount of such claim is known and quantifiable as of such date and, if unknown, a good faith estimate of the maximum amount of such claim assuming the facts asserted are true) and setting forth the nature and the basis for such claim and specifically indicating whether such claim is a Specified Matter Claim (an “Indemnification Claim”) and (ii) proof of delivery to Sellers’ Representative of a copy of such Indemnification Notice (which proof may consist of, among other things, a photocopy of the registered or certified mail or overnight courier receipt or the signed receipt if delivered by hand), then, unless the Escrow Agent has received a written objection to such Indemnification Claim from Sellers’ Representative within thirty (30) calendar days following the Escrow Agent’s receipt of such proof of delivery to Sellers’ Representative, on the thirty-first (31st) calendar day following such receipt (or the next banking day if such thirty-first (31st) calendar day is not a banking day), the Escrow Agent shall release by wire transfer to an account or accounts designated by Purchaser in the Indemnification Notice an amount of the Indemnity Escrow Funds from the Indemnity Escrow Account equal to the amount of such Indemnification Claim (to the extent of the Indemnity Escrow Funds).

(c) Disputes. If Sellers’ Representative timely delivers to the Escrow Agent and Purchaser a written objection (a “Dispute Notice”) to any Indemnification Claim in accordance with Section 4(b), then, except as otherwise provided in Section 4(d) below, the Escrow Agent shall not distribute to Purchaser that portion of the Escrow Funds that are the subject of the Dispute Notice until the Escrow Agent receives either a Joint Notice or a Final Order (as defined below) directing the release to Purchaser of that portion of the Escrow Funds that are the subject of the Dispute Notice. Upon receipt of such Joint Notice or Final Order, as the case may be, the Escrow Agent shall release to Purchaser the Escrow Funds subject to dispute in accordance with such Joint Notice or Final Order. Any Dispute Notice shall describe in reasonable detail the amount of and basis for any objection to the Indemnification Claim which is subject to such Dispute Notice.

(d) Partial Release. If any Dispute Notice includes an objection to only a portion of an Indemnification Claim, the Escrow Agent shall promptly release to an account designated by Purchaser an amount of the Escrow Funds equal to the portion of the Indemnification Claim for which there is no objection; provided that no such partial release by the Escrow Agent shall terminate or otherwise prejudice Purchaser’s rights with respect to amounts claimed in the Indemnification Notice which are in excess of the amounts so released.

(e) Release of Remaining Indemnity Escrow Funds.

(i) On the Initial Release Date, Purchaser and Sellers’ Representative shall execute and deliver to the Escrow Agent a Joint Notice instructing the Escrow Agent to disburse to Sellers’ Representative (on behalf of the Sellers), by wire transfer to the account designated by Sellers’ Representative, the aggregate amount of Indemnity Escrow Funds, if any, that Sellers are entitled to receive pursuant the first sentence of Section 10.06(b) of the Purchase Agreement. The Escrow Agent shall make such disbursement in accordance with such Joint Notice.

(ii) On the Special Matter Release Date, Purchaser and Sellers’ Representative shall execute and deliver to the Escrow Agent a Joint Notice instructing the Escrow Agent to disburse to Sellers’ Representative (on behalf of the Sellers), by wire transfer to the account designated by Sellers’ Representative, the aggregate amount of Indemnity Escrow Funds, if any, that Sellers are entitled to receive pursuant the second sentence of Section 10.06(b) of the Purchase Agreement. The Escrow Agent shall make such disbursement in accordance with such Joint Notice.

(iii) If from time to time following the Initial Release Date or the Special Matter Release Date the Sellers are entitled to receive any amount of the Indemnity Escrow Funds pursuant to the third or fourth sentence of Section 10.06(b) of the Purchase Agreement, then Purchaser and Sellers’ Representative shall execute and deliver to the Escrow Agent a Joint Notice instructing the Escrow Agent to disburse to Sellers’ Representative (on behalf of the Sellers), by wire transfer to the account designated by Sellers’ Representative, such amount of Indemnity Escrow Funds that the Sellers are entitled to receive. The Escrow Agent shall make such disbursement in accordance with such Joint Notice.

(f) Joint Notice; Withholding. In addition to the Joint Notices referenced above, the Escrow Agent shall distribute the Escrow Funds to the specified party in any other Joint Notice in accordance with the instructions specified in such Joint Notice. Notwithstanding anything to the contrary herein, with respect to any distribution to be made to the Sellers’ Representative hereunder, Purchaser and Sellers’ Representative shall deliver to the Escrow Agent a Joint Notice directing the Escrow Agent to deliver to an account designated by the Purchaser (instead of to the Sellers’ Representative) (i) any amounts required to be deducted and withheld from any Seller in respect of NPC Options or Restricted Interests with respect to the making of such distribution (assuming for such purpose that the Sellers’ Representative immediately distributes to each Seller such Seller’s Fully Diluted Ownership Percentage of such distribution) and (ii) the amount of payroll Taxes equal to the employer portion of FICA relating to medicare only payable by Purchaser or its Subsidiaries in connection with any such distributions, in each case as required under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or non-U.S. law relating to Taxes. The Escrow Agent shall not be responsible for verifying any amounts that are deducted and withheld from any Seller pursuant to the Joint Notice.

(g) No Limitation of Remedies. Notwithstanding anything to the contrary herein, the payment of all or any portion of any of the Escrow Funds to (or as designated by) Sellers’ Representative or Purchaser pursuant to this Escrow Agreement shall not limit or otherwise affect any right to indemnification or other rights that Purchaser and/or any other Purchaser Indemnified Party may otherwise have pursuant to the Purchase Agreement.

5. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Escrow Agreement. The parties hereto agree that the Escrow Agent shall not assume any responsibility for the failure of the parties hereto to perform in accordance with the Purchase Agreement or this Escrow Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder:

(a) So long as the Escrow Agent exercises reasonable care in the performance of its duties in accordance with the terms of this Escrow Agreement, the Escrow Agent shall be (i) protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be and (ii) relieved from the necessity of satisfying itself as to the authority of the persons executing this Escrow Agreement in a representative capacity on behalf of the parties hereto. Concurrently with the execution of this Agreement, Purchaser and Sellers’ Representative have delivered to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Agreement. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s or individual’s authority.

(b) The Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence or willful misconduct.

(c) The Escrow Agent may consult with, and obtain advice from, reputable legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and the Escrow Agent shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel. If the Escrow Agent becomes involved in litigation on account of this Escrow Agreement it shall have the right to retain counsel and, unless it is found that the Escrow Agent acted with gross negligence or engaged in willful misconduct, Sellers’ Representative (on behalf of the Sellers) and Purchaser agree to each pay to the Escrow Agent 50% of the Escrow Agent’s reasonable costs, attorneys’ fees of outside counsel, charges, disbursements and expenses in connection with such litigation in accordance with Section 7.

(d) The Escrow Agent shall have the right to resign at any time by giving thirty (30) calendar days written notice of such resignation to each of the parties hereto and the parties hereto shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving Joint Notice of such termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) calendar days after receiving or delivering the aforesaid notice, as the case may be, the parties hereto agree to jointly appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder, less the amount of any fees owing to the Escrow Agent hereunder as of such date. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30) day period, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with any such proceeding shall be paid one-half by each of Sellers’ Representative (on behalf of the Sellers) and Purchaser in accordance with Section 7. Except as set forth in a Joint Notice, the Escrow Funds shall not be released from any Escrow Account unless and until a successor escrow agent has been appointed in accordance with this Section 5(d).

(e) Upon delivery of all of the Escrow Funds pursuant to the terms of Section 4 above or to a successor escrow agent pursuant to the terms of Section 5(d) above, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all Final Orders, and, if the Escrow Agent shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that a judgment, order or decree is final and nonappealable and from a court of competent jurisdiction.

(f) IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (i) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE RESULTED FROM THE ESCROW AGENT’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (ii) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER (INCLUDING BUT NOT LIMITED TO LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(g) Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

6. Indemnification. The parties hereto hereby jointly and severally agree to indemnify the Escrow Agent for and to hold it harmless against any loss, liability, damage, cost or reasonable expense (including reasonable attorneys’ fees of outside counsel and expenses) incurred without gross negligence or willful misconduct on the part of the Escrow Agent arising out of or in connection with its performance under this Escrow Agreement. This Section 6 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

7. Escrow Costs. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the Schedule of Fees attached hereto as Annex A and to be reimbursed for its reasonable costs and expenses incurred in connection with maintaining the Escrow Accounts hereunder, which fees, costs and expenses shall be paid one-half by each of Sellers’ Representative (on behalf of the Sellers) and Purchaser. In the event that the Escrow Agent is entitled to payment pursuant to Section 5(c), Section 5(d), Section 6, or this Section 7, the Escrow Agent shall provide Purchaser and Sellers’ Representative with a written invoice describing in reasonable detail the basis for such payment and Sellers’ Representative (on behalf of the Sellers) and Purchaser agree to each make one-half of such payment within 30 days following receipt of such invoice. If either Sellers’ Representative or Purchaser fails to make any such payment within such 30-day period, then the Escrow Agent shall be entitled to reimburse itself therefor out of the Escrow Funds and, following such reimbursement, Sellers’ Representative and/or Purchaser, as the case may be, shall no longer have any obligation to make such payment. If the Escrow Agent does reimburse itself out of the Escrow Funds for any amounts payable by Purchaser hereunder, then Purchaser shall promptly make a payment to Sellers’ Representative equal to the amount of such reimbursement.

8. Limitations on Rights to the Escrow Funds. The parties hereto shall have no right, title or interest in or to, or possession of any Escrow Account and therefore shall have no ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Funds unless and until such funds have been released pursuant to Section 4 above. Accordingly, the Escrow Agent will not act as custodian for the parties hereto for the purposes of perfecting a security interest therein, and no creditor of the parties hereto shall have any right to have or to hold any Escrow Funds or any Escrow Account as collateral for any obligation and shall not be able to obtain a security interest in any assets (tangible or intangible) contained in or relating to any Escrow Funds or any Escrow Account.

9. Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Escrow Agreement shall be in writing and shall be deemed to have been given and delivered (and received) (i) when personally delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set forth below or transmitted by electronic mail if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (with prepaid charges), (iii) the day following the day (except if not a Business Day, then the next Business Day) on which the same has been delivered to a reputable national overnight air courier service (with prepaid charges), or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

If to Sellers’ Representative:

c/o Bank of America

Global Principal Investments

135 La Salle Street

Chicago, IL 60603

Facsimile: (312) 828-6298

Telephone: (312) 828-8041

Attention: Jeffrey M. Atkins

with a copy to (which any such copy shall not constitute notice):

North Cove Partners, LLC

17 State Street, 22nd Floor

New York, NY 10004

Facsimile: (212) 440-5716

Attention: Christopher Birosak

                 Jaideep Hebbar

and

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022-6069

Facsimile: (212) 848-7179

Attention: John A. Marzulli, Jr.

                 Robert M. Katz

If to Purchaser:

NPC International Holdings, Inc.

c/o Olympus Growth Fund V, L.P.

One Station Place, 4th Floor

Stamford, Connecticut 06902

Attn: Paul Rubin and Evan Eason

Tel: (203) 353-5900

Fax: (203) 353-5910

with a copy to (which any such copy shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention: John A. Schoenfeld, P.C.

Facsimile: (312) 862-2200

Telephone: (312) 862-2176

E-mail: john.schoenfeld@kirkland.com

If to Escrow Agent:

Wells Fargo Bank, National Association

230 West Monroe Street, 29th Floor

Chicago Illinois 60606

Attn: Timothy P. Martin

Facsimile: (312) 726-2158

Telephone: (312) 726-2137

E-mail: timothy.martin@wellsfargo.com

10. Entire Agreement; Amendments. This Escrow Agreement, together with the Purchase Agreement as between Purchaser and Sellers’ Representative, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Escrow Agreement may be amended, or any provision of this Escrow Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by Purchaser and Sellers’ Representative (a copy of which shall be promptly provided to the Escrow Agent); provided that if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Escrow Agreement, then the written consent of the Escrow Agent shall be required in addition to the written consent of Purchaser and Sellers’ Representative. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Escrow Agreement or any rights or obligations of any party hereto under or by reason of this Escrow Agreement.

11. Assignment. Except as provided in Section 5(g), no assignment of this Escrow Agreement or of any rights or obligations hereunder may be made any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void. Notwithstanding anything to the contrary contained herein, it is hereby acknowledged and agreed that Purchaser may assign as collateral any and/or all of its rights under this Escrow Agreement by way of security to any banks, holders of debt securities or financial institutions lending money, providing credit or otherwise providing financing to Purchaser or any of its Affiliates, including, without limitation, in connection with any and all subsequent refinancings, but no such assignment under this sentence shall relieve Purchaser of any of its duties and obligations under this Escrow Agreement. No assignment of the interest of any of the parties hereto shall be binding upon the Escrow Agent unless and until written notice of such assignment shall be filed with and acknowledged by the Escrow Agent.

12. Third Party Beneficiaries. Nothing in this Escrow Agreement is intended or will be construed to confer on any Person other than Escrow Agent, Purchaser, Sellers’ Representative, the Sellers and their permitted assigns any rights or remedies under or by reason of this Escrow Agreement.

13. Interpretation. The headings in this Escrow Agreement are inserted for convenience of reference only and shall not be a part of, or control or affect, the meaning of this Escrow Agreement.

14. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the following banking day.

15. No Waiver. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege.

16. Severability. If any covenant, agreement, provision or term of this Escrow Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Escrow Agreement and will in no way affect the validity or enforceability of any other provision of this Escrow Agreement.

17. No Strict Construction. The language used in this Escrow Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any Person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Escrow Agreement has a comparable meaning when used in its plural or singular form.

18. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. All Actions arising out of or relating to this Escrow Agreement shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Escrow Agreement brought by any party and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Escrow Agreement or the transactions contemplated by the Purchase Agreement may not be enforced in or by any of the above named courts. The parties hereby agree that the mailing of process or other papers in connection with any such Action or proceeding in the manner provided in Section 9 of this Escrow Agreement, or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

19. Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

20. Counterparts. This Escrow Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of scanned or telecopied signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

21. Conflict. The parties hereto agree and acknowledge that, as between Purchaser and Sellers’ Representative, to the extent any terms and provisions of this Escrow Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Purchase Agreement, the Purchase Agreement shall govern and control. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between the Escrow Agreement and the Purchase Agreement, the Escrow Agent shall be entitled to conclusively assume that no such inconsistency or conflict exists.

22. Tax Matters.

(a) Reporting of Income. The Escrow Agent shall report to the Internal Revenue Service, as of each calendar year-end, all Interest earned from the investment of any sum held in any Escrow Account as the income of Sellers’ Representative (which, as among the Sellers, shall be borne in accordance with each Seller’s Fully Diluted Ownership Percentage), as and to the extent required under the provisions of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

(b) Preparation and Filing of Tax Returns. For tax purposes, all Interest earned on the funds held in any Escrow Account shall be the income of the Sellers’s Representative (which, as among the Sellers, shall be borne in accordance with each Seller’s Fully Diluted Ownership Percentage), whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the Code. Any and all income or other tax returns applicable to any Escrow Account shall be prepared and filed with the Internal Revenue Service and all required state and local departments of revenue in all years income is earned in any particular tax year as and to the extent required under the provisions of the Code or other applicable law by the party responsible for filing such returns under the Code or applicable law.

(c) Payment of Taxes. Any taxes payable on income earned from the investment of any sums held in any Escrow Account shall be paid by the Sellers’ Representative (which, as among the Sellers, shall be borne in accordance with each Seller’s Fully Diluted Ownership Percentage) to the extent required under the provisions of the Code.

(d) Unrelated Transactions. The Escrow Agent shall have no responsibility for the preparation and/or filing of any tax or information return with respect to any transaction, whether or not related to this Escrow Agreement or that occurs outside any Escrow Account.

23. Attachment of Escrow Fund; Compliance with Legal Orders. In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Escrow Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, on which the Escrow Agent is to be advised by legal counsel of its own choosing, Such writs, orders or decrees shall be binding upon the Escrow Agent, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance notwithstanding whether such writ, order or decree is subsequently reversed, modified, annulled, set aside or vacated.

24. Force Majeure. The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

* * * *

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

Purchaser:	NPC INTERNATIONAL HOLDINGS, INC. By: /s/ Evan Eason Name: Evan Eason Title: Vice President and Assistant Secretary

Signature Page to Escrow Agreement

Sellers’ Representative:	MERRILL LYNCH GLOBAL PRIVATE EQUITY, INC. By: /s/ Jeffrey M. Atkins Name: Jeffrey M. Atkins Title: Managing Director

Signature Page to Escrow Agreement

Escrow Agent:	WELLS FARGO BANK, NATIONAL ASSOCIATION, AS ESCROW AGENT By: /s/ Timothy P. Martin Name: Timothy P. Martin Title: Vice President

Signature Page to Escrow Agreement

EXHIBIT A-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Purchaser and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Purchaser.

Name / Title	Specimen Signature

Paul Rubin Name Vice President and Assistant Secretary Title	/s/ Paul Rubin Signature

Evan Eason Name Vice President and Assistant Secretary Title	/s/ Evan Eason Signature

Name Title	Signature

Name Title	Signature

Exhibit A-1 to Escrow Agreement

EXHIBIT A-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Sellers’ Representative and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of Sellers’ Representative.

Name / Title	Specimen Signature

Steven Codispoti Name Director Title	/s/ Steven Codispoti Signature

Roy Genzmann Name Director Title	/s/ Roy Genzmann Signature

Joseph Valenti Name Director Title	/s/ Joseph Valenti Signature

Jason Hawk Name Vice President Title	/s/ Jason Hawk Signature

Exhibit A-2 to Escrow Agreement

ANNEX A

SCHEDULE OF FEES

Annual Charge:     $4,000

Any reasonable and documented out-of-pocket expenses, or extraordinary fees or expenses such as attorney’s fees or messenger costs, are additional and are not included in this Annex A.

The annual fee is billed in advance and payable prior to that year’s service. Such fees cover a full year, or any part thereof, and thus are not pro rated in the year of termination.

Annex A to Escrow Agreement